UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2008

         The South Financial Group, Inc.

(Exact name of registrant as specified in its charter)

South Carolina	0-15083	57-0824914
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

102 South Main Street, Greenville, South Carolina            29601

(Address of principal executive offices)                        (Zip Code)

Registrant’s telephone number, including area code: (864) 255-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 13, 2008, the Board of Directors appointed H. Lynn Harton as the Company’s Interim President and Chief Executive Officer, effective immediately.

On November 18, 2008, the Company and Mr. Harton entered into a letter agreement (attached hereto as Exhibit 10.1) detailing additional compensation payable to him in connection with his appointment as Interim President and Chief Executive Officer. This agreement provides for an additional monthly stipend of $25,000 (above existing compensation), which shall be paid in accordance with the Company’s regular payroll policies, but which shall not be taken into account in computing any compensation or benefits to be paid to Mr. Harton under any plan, program, agreement or arrangement of the Company.

The information with respect to Mr. Harton referenced in Items 401(b), (d), (e) and Item 404(a) of Regulation S-K (17 CFR 229.401(b), (d) and (e) and 229.404(a)) is set forth in the Company’s Proxy Statement for its 2008 Annual Meeting of Shareholders and filed with the Securities Exchange Commission on March 28, 2008 (the “Proxy Statement”). Such information in the Proxy Statement and the information set forth in the Company’s Current Report on Form 8-K dated June 9, 2008 and filed June 12, 2008 are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	The following exhibits are being filed herewith:

Exhibit No.	Description

10.1	Letter Agreement dated November 18, 2008 between H. Lynn Harton and The South Financial Group, Inc.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SOUTH FINANCIAL GROUP, INC.

November 19, 2008	By: /s/ William P. Crawford, Jr.

William P. Crawford, Jr.

Executive Vice President and General Counsel